Exhibit 10.2

SMARTSTOP OP, L.P.,

SMARTSTOP SELF STORAGE REIT, INC.,

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME

and

COMPUTERSHARE TRUST COMPANY OF CANADA

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 16, 2025

Providing for the issue of 3.907% Series A Notes due June 16, 2028

(i)

SCHEDULE A SPECIMEN GLOBAL CERTIFICATE

SCHEDULE B SUBSIDIARY GUARANTORS

(ii)

THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 16, 2025

AMONG:

SMARTSTOP OP, L.P., a limited partnership existing under the laws of Delaware (the “Partnership”)

- and -

SMARTSTOP SELF STORAGE REIT, INC., a corporation existing under the laws of Maryland (the “Parent”)

- and -

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada,

(the “Indenture Trustee”)

RECITALS

A.

The Partnership has entered into a trust indenture (the “Trust Indenture”), dated as of June 16, 2025 among the Partnership, the Parent and the Indenture Trustee, which provides for the issuance of one or more series of senior unsecured debt securities of the Partnership by way of supplemental indentures.

B.

This First Supplemental Indenture is entered into for the purpose of providing for the issue of 3.907% Series A Notes of the Partnership (the “Series A Notes”), a series of senior unsecured debt securities of the Partnership under the Trust Indenture, and establishing the terms, provisions and conditions of the Series A Notes.

C.	The foregoing statements of fact and recitals are made by the Partnership and not by the Indenture Trustee.

NOW THEREFORE THIS FIRST SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

ARTICLE 1

INTERPRETATION

1.1	Supplemental Indenture

This First Supplemental Indenture is a Supplemental Indenture within the meaning of the Trust Indenture. The Trust Indenture and this First Supplemental Indenture will be read together and have effect so far as practicable as though all of the provisions of the Trust Indenture and this First Supplemental Indenture were contained in one instrument. In the event of a conflict between any provisions of the Trust Indenture and this Supplemental Indenture, the relevant provision or provisions of this Supplemental Indenture shall govern.

1.2	First Supplemental Indenture

The terms “this First Supplemental Indenture”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions, unless the context otherwise specifies or requires, refer to the Trust Indenture as supplemented by this First Supplemental Indenture and not to any particular Article, section or other portion, and include every instrument supplemental or ancillary to this First Supplemental Indenture.

1.3	Definitions

All terms used but not defined in this First Supplemental Indenture have the meanings ascribed to them in the Trust Indenture, as such meanings may be amended by this First Supplemental Indenture. In the event of any inconsistency between the terms in the Trust Indenture and this First Supplemental Indenture, the terms in this First Supplemental Indenture prevail.

Subject to the foregoing, in this First Supplemental Indenture and in the Series A Notes, the following terms have the following meanings.

“Acquired Indebtedness” means the Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of the Partnership, or (ii) assumed by the Partnership in connection with the acquisition of Assets from such Person, calculated as of the date such Person becomes a Subsidiary or of such acquisition, in each case, other than Indebtedness incurred in connection with or in contemplation of such Person’s becoming a Subsidiary or such acquisition.

“Action” has the meaning attributed to it in Section 5.2.

“Additional Notes” has the meaning attributed to it in Section 2.2.

“Aggregate Assets” of the Partnership, Parent and their Subsidiaries, as of any date, means (i) in respect of any Real Property, mortgage notes or cash and cash equivalents, the Capitalization Rate Total Aggregate Asset Value plus (ii) the total Assets of the Partnership, the Parent and their Subsidiaries, excluding Real Property, mortgage notes or cash and cash equivalents, goodwill and future income tax assets, determined on a consolidated basis and in accordance with GAAP, and giving effect to adjustments for the Partnership’s and its Subsidiaries’ Equity Percentage of such Assets, and, to the extent applicable, adjusted for any adjustments which correspond to those made in accordance with the definition of Consolidated EBITDA (other than fair value adjustments reflecting an increase or decrease in the fair value of investment properties).

“Assets” means, with respect to any Person, all property, assets and undertaking of such Person of every kind and wheresoever situated, whether now owned or hereafter acquired.

“Authorized Agent” has the meaning attributed to it in Section 5.2.

“Balance Sheet Date” means the last date of the most recently completed fiscal quarter (or fiscal year, in the case of an annual balance sheet) reported in the Parent’s most recent balance sheet in respect of which the Partnership has furnished its financial statements to the Indenture Trustee pursuant to Section 5.1(3) of the Trust Indenture.

“Beneficial Holders” has the meaning attributed to it in subsection 2.9.2.

“Book-Based System” means the record entry securities transfer system known as at the date of this First Supplemental Indenture by the name “Depository Service”, which is administered by CDS in accordance with the operating rules and procedures of the securities settlement service of CDS, in force from time to time, and any successor system thereof.

“Canada Yield Price” means a price equal to the price of a Series A Note calculated to provide a yield to the Maturity Date, compounded semi-annually and calculated in accordance with generally accepted financial practice, equal to the Government of Canada Yield plus 0.28%, on the Business Day prior to the date on which the Partnership gives notice of redemption pursuant to Section 4.4 of the Trust Indenture.

“Capital Expenditure Reserve” means, on an annual basis, an amount equal to US$0.15 per square foot for each Real Property owned by the Partnership or a Guarantor (or a Subsidiary thereof).

“Capitalization Rate Total Aggregate Asset Value” means, as of any date of determination, the sum of (without duplication) (i) the Net Operating Income from all of the Partnership’s, the Parent’s and their Subsidiaries’ Real Property that has been owned by such Person for twelve (12) months or more, divided by six and three-quarters percent (6.75%), plus (ii) for all of the Partnership’s, the Parent’s and their Subsidiaries’ Real Property that has been owned by such Person for less than twelve (12) months, and for Real Property that is under development or redevelopment or is undeveloped land, the undepreciated cost basis for such Real Property, plus (iii) for all mortgage notes held by the Partnership, the Parent and their Subsidiaries, the lesser of their cost basis or carrying value, plus (iv) all of the Partnership’s, the Parent’s and their Subsidiaries’ cash and cash equivalents, excluding tenant security and other restricted deposits. For any non-wholly owned Real Properties, Capitalization Rate Total Aggregate Asset Value shall be adjusted for the Partnership’s and its Subsidiaries’ Equity Percentage of such Real Properties.

“Closing Date” means June 16, 2025, the initial issue date of the Series A Notes.

“Consolidated EBITDA” for any period means Consolidated Net Income for such period plus, to the extent included in the determination of Consolidated Net Income, depreciation, amortization, Consolidated Interest Expense and income taxes for such period, excluding, (a) in each case to the extent included in the determination of Consolidated Net Income, any extraordinary losses or gains (such as those resulting from sales or payment of Indebtedness) and non-cash items (such as foreign currency adjustments, non-cash stock compensation and the like), in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) for any non-wholly owned Real Properties, the Partnership’s and its Subsidiaries’ Equity Percentage of the Consolidated EBITDA for such Real Properties.

“Consolidated Indebtedness” as at any date, means the consolidated Indebtedness of the Partnership as at such date determined in accordance with GAAP and including adjustments for equity accounted investments and adjusted for the Partnership’s pro rata share of Indebtedness of any non-wholly owned direct or indirect subsidiary.

“Consolidated Interest Expense” means, for any period, all paid, accrued or capitalized interest expense on Indebtedness of the Partnership and its Subsidiaries (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), determined on a consolidated basis in accordance with GAAP but including (without duplication) the Equity Percentage of Consolidated Interest Expense for the Partnership’s non-wholly owned Subsidiaries. For the avoidance of doubt, all net payments received from interest hedging counterparties on interest rate swaps, caps and similar instruments shall be netted from the calculation and all such payments made to interest rate hedging counterparties shall be included in the calculation of Consolidated Interest Expense. Consolidated Interest Expense shall not include the amortization of one-time amounts paid at closing of any interest rate protection products.

“Consolidated Net Income” means, for any period, the net income (loss) of the Partnership for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Unsecured Indebtedness” of the Partnership at any date means the Consolidated Indebtedness of the Partnership that is not secured in any manner by any Lien as at such date, determined in accordance with GAAP and including (without duplication) the Equity Percentage of Indebtedness for the Parent’s non-wholly owned Subsidiaries.

“Coverage Ratio” has the meaning attributed to it in subsection 3.4.1.

“Credit Agreement” means the amended and restated credit agreement dated as of February 22, 2024 among the Partnership, as borrower, Keybank, National Association, as administrative agent and collateral agent, and the lenders thereunder and certain other parties thereto, as the same may be amended, supplemented, modified, extended, renewed, restated, refunded, refinanced or otherwise replaced in whole or in part from time to time, whether prior to or on the Closing Date or from time to time thereafter, including by or pursuant to any agreement or agreements or instrument or instruments that extend the maturity of any indebtedness thereunder, or increase the amount of available borrowings thereunder.

“Noteholders” means persons entered on a Register as holders of the Series A Notes.

“Encumbered” when used, as of any date, in reference to any Asset, means an Asset which is encumbered by any Lien that secures the payment of any obligations under any Indebtedness. The designation of a particular Asset as Encumbered at any particular time shall not necessarily result in its continued designation as such at any future time and vice versa (i.e., Assets previously designated Encumbered may cease to qualify as such in accordance with the foregoing definition and Assets previously not designated as such may become designated Encumbered upon meeting the qualification criteria of the foregoing definition).

“Global Note” means one or more Global Debt Securities representing the Series A Notes.

“Government of Canada Yield” on any date means the yield to the Maturity Date on such date, compounded semi-annually and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to the Maturity Date calculated as of the redemption date of the Series A Notes, such yield to the Maturity Date being the average of the yields provided by two major Canadian investment dealers selected by the Partnership.

“Indebtedness Percentage” has the meaning attributed to it in Section 3.2.

“Indenture Trustee” has the meaning given thereto in the Preamble.

“Initial Series A Notes” has the meaning attributed to it in Section 2.2.

“Interest Payment Date” means June 16 and December 16 each year that the Series A Notes are outstanding, commencing on December 16, 2025.

“Interest Period” means the period commencing on the later of (i) the date of issue of the Series A Notes and (ii) the immediately preceding Interest Payment Date on which interest has been paid, and ending on the date immediately preceding the Interest Payment Date in respect of which interest is payable.

“Lien” means any security interest, encumbrance, lien, hypothec, mortgage, pledge, charge or any other arrangement (including a deposit arrangement) or condition that in substance secures payment or performance of an obligation.

“Maturity Date” has the meaning attributed to it in Section 2.3.

“Non-Canadian Parties” has the meaning attributed to it in Section 5.2.

“Net Operating Income” means, for any operating Real Property, as of any date of determination for the period ended on such date, the difference between (a) any rentals, proceeds and other income received from such property during such determination period, less (b) an amount equal to all costs and expenses (excluding Consolidated Interest Expense, depreciation and amortization expense, asset management fees, acquisition fees and expenses, self-administration and listing expenses and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period, less (c) the Capital Expenditure Reserve for such determination period, and less (d) an assumed property management fee equal to the greater of actual property management fees or three percent (3%) of gross revenue from such Real Property. Net Operating Income shall be calculated based on the immediately preceding calendar quarter, annualized, unless the Real Property has not been owned by the Partnership or its Subsidiaries or Affiliates for the entirety of such calendar quarter, in which event Net Operating Income shall be grossed up for such ownership period.

“Note Purchase Agreement” means the note purchase agreement dated April 19, 2022 among the Partnership, the Parent and the purchasers party thereto, as the same may be amended, supplemented, modified, extended, renewed, restated, refunded, refinanced or otherwise replaced in whole or in part from time to time, whether prior to or on the Closing Date or from time to time thereafter, including by or pursuant to any agreement or agreements or instrument or instruments that extend the maturity of any indebtedness thereunder, or increase the amount of available borrowings thereunder.

“Parent” has the meaning given thereto in the Preamble.

“Partnership” has the meaning given thereto in the Preamble.

“Real Property” means collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by the Partnership or a Guarantor), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by the Partnership or a Guarantor.

“Reference Period” means the most recently completed fiscal quarter preceding the date of a calculation pursuant to Section 3.1 for which consolidated financial statements of the Parent have been furnished to the Indenture Trustee pursuant to Section 5.1(3) of the Trust Indenture.

“Regular Record Date” means the date specified for determining holders entitled to receive interest on the Series A Notes on any Interest Payment Date.

“Series A Notes” has the meaning given thereto in the Recitals (and, for the avoidance of doubt, “Series A Notes” shall include the Additional Notes, if any).

“Series A Note Account” means any account which is designated in writing to the Indenture Trustee as the Series A Note Account.

“Specified Courts” has the meaning attributed to it in Section 5.2.

“Subordinated Indebtedness” means Indebtedness of the Partnership (or its successor) (i) that is expressly subordinate in right of payment to the Series A Notes and the obligations of the Partnership and its Subsidiaries under its revolving credit facilities and (ii) in connection with the issuance of which each Specified Rating Agency confirms in writing that its Rating, if any, for the Series A Notes upon the issuance of the Indebtedness will be at least equal to the Rating accorded to the Series A Notes immediately prior to the issuance of the Indebtedness.

“Subsidiary Guarantor” means those entities identified as a “Subsidiary Guarantor” listed on Schedule B hereto, and each other Subsidiary of the Partnership who provides a guarantee of the Series A Notes in accordance with Section 4.2 hereof, in each case until such Person is released, in accordance with Section 4.1.6 hereof, from its obligations under its guarantee of the Series A Notes.

“Trust Indenture” has the meaning given thereto in the Recitals.

“Unencumbered Aggregate Adjusted Assets” as at any date means, as at the relevant Balance Sheet Date, the Aggregate Assets excluding any amount relating to Assets that are Encumbered.

1.4	Governing Law

This First Supplemental Indenture and the Series A Notes are governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and will be treated in all respects as Ontario contracts.

ARTICLE 2

THE SERIES A NOTES

2.1	Creation and Designation

In accordance with the Trust Indenture, the Partnership is authorized to issue under this First Supplemental Indenture a series of Debt Securities designated as the “3.907% Series A Notes due June 16, 2028”, which will have the terms set out in Article 2, Article 3 and Article 4 hereof and the other terms for Debt Securities set out in the Trust Indenture to the extent not in conflict with the terms set out herein. In addition to the guarantees provided by the Subsidiary Guarantors from time to time as provided in Article 4 hereof, the Series A Notes will be guaranteed by the Parent as provided in Article 14 of the Trust Indenture.

2.2	Aggregate Principal Amount Unlimited

The aggregate principal amount of Series A Notes which may be issued under this First Supplemental Indenture will be unlimited provided that the initial issuance hereunder on the Closing Date shall be in the aggregate principal amount of $500,000,000 (the “Initial Series A Notes”). Additional Series A Notes (“Additional Notes”) ranking pari passu with the Series A Notes issued on the Closing Date may be issued, certified and delivered under the Trust Indenture from time to time by the Partnership. Any Additional Notes issued shall have the same terms and conditions as the Series A Notes issued on the Closing Date, except for their date of issue and, if applicable, issue price and first Interest Payment Date. Any Additional Notes having such similar terms, together with the Series A Notes issued on the Initial Issue Date, shall constitute a single series.

2.3	Date of Issue and Maturity

The date of issue of the Initial Series A Notes will be the Closing Date. The Series A Notes will become due and payable, together with all accrued interest and unpaid interest thereon, on June 16, 2028 (the “Maturity Date”).

2.4	Denominations; Interest

2.4.1	The Series A Notes will be issued in $1,000 denominations or integral multiples thereof.

2.4.2

The Series A Notes will bear interest on the unpaid principal amount thereof at the rate of 3.907% per annum from their date of issue to but excluding the Maturity Date, compounded semi-annually and payable in arrears in equal semi-annual payments on each Interest Payment Date. The first interest payment for the Initial Series A Notes is payable on December 16, 2025.

2.4.3

Interest will be payable in respect of each Interest Period (after as well as before maturity, default and judgment, with overdue interest at the same rate) on each Interest Payment Date in accordance with Section 2.8 of the Trust Indenture.

2.4.4

While the Series A Notes are represented by a Global Note, the Regular Record Date will be the close of business three Business Days preceding the relevant Interest Payment Date. If the Series A Notes cease to be represented by a Global Note, the Partnership may select a Regular Record Date which will be a date that is at least 10 Business Days preceding an Interest Payment Date.

2.5	Interest Payments

As interest on the Series A Notes becomes due, the Partnership (except in case of payment of interest at maturity or as otherwise provided in the Trust Indenture, at which time payment of interest, less any taxes required by law to be deducted or withheld, may at the option of the Partnership be made upon presentation and surrender of the certificate representing Series A Notes), on the day that is two Business Days before each Interest Payment Date, will forward or cause to be forwarded to the registered address of each Noteholder for the time being of a Series A Note a cheque for such interest, less any taxes required by law to be deducted or withheld, payable to the order of such Noteholder. The forwarding of such cheque will satisfy and discharge the liability for interest upon the Series A Note to the extent of the sum represented thereby (plus the amount of any taxes deducted or withheld as aforesaid) unless such cheque is not paid on presentation. Upon a written request to do so, the Partnership, at its option, may cause the amount payable in respect of interest to be paid to such Noteholder by wire transfer to an account maintained by such Noteholder or any other method acceptable to the Partnership. Alternatively, in respect of Global Notes, the Partnership may, at its option, deposit to the Series A Note Account the amount payable in respect of such interest payments on or before 10:00 a.m. (Toronto time) on the Business Day before the day such interest payments are due or cause the amount payable in respect of such interest payments to be sent by wire transfer on the day such interest payments are due to an account maintained by such Noteholder or any other method acceptable to the Partnership.

2.6	Payment of Principal

The Partnership will deposit to the Series A Note Account all amounts required to be paid to the order of holders of Series A Notes on or before 10:00 a.m. (Toronto time) on the Business Day before the Maturity Date. The deposit of such funds will satisfy and discharge the liability for principal of the Series A Notes to the extent of the sum represented thereby. Alternatively, in respect of Global Notes, the Partnership may, at its option, cause the amount payable on maturity to be sent by wire transfer on the day such maturity payment is due to an account maintained by such Noteholder or any other method acceptable to the Partnership.

2.7	Redemption of Series A Notes

2.7.1

The Series A Notes are redeemable at the option of the Partnership in whole or in part at any time and from time to time prior to maturity in accordance with Article 4 of the Trust Indenture and subject to such conditions as may be specified in the applicable notice of redemption. The Redemption Price for any Series A Notes to be redeemed by the Partnership in whole or in part shall be an amount equal to the greater of (i) the Canada Yield Price and (ii) 100% of the aggregate principal amount of the Series A Notes to be redeemed, together in each case with accrued and unpaid interest, if any, to the date fixed for redemption (less any taxes required by law to be deducted or withheld).

2.7.2

In case the holder of any Series A Note so called for redemption shall fail on or before the redemption date to so surrender such holder’s Series A Note, or shall not within such time accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Indenture Trustee may require, such redemption monies may be set aside in trust in accordance with Section 10.11 of the Trust Indenture, and such setting aside shall for all purposes be deemed a payment to the Noteholder of the sum so set aside and, to that extent, the Series A Note shall thereafter not be considered as outstanding hereunder and the Noteholder shall have no other right except to receive payment out of the monies so paid and deposited upon surrender and delivery up of such holder’s Series A Note of the Redemption Price of such Series A Note plus any accrued but unpaid interest thereon (less any taxes required by law to be deducted or withheld) to but excluding the redemption date. In the event that any money required to be deposited hereunder with the Indenture Trustee or any depository or paying agent on account of principal or interest, if any, on Series A Notes issued hereunder shall remain so deposited for a period of six years from the redemption date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Indenture Trustee or such depository or paying agent to the Partnership on its written demand, and thereupon the Indenture Trustee shall not be responsible to holders of Series A Notes for any amounts owing to them and subject to applicable law, thereafter the holder of a Series A Note in respect of which such money was so repaid to the Partnership shall have no rights in respect thereof except to obtain payment (subject to any limitation under applicable law) of the money due from the Partnership.

2.8	Form of Series A Notes

The Series A Notes will be issuable as Registered Debt Securities, initially as one Global Note held by, or on behalf of, CDS, as depository, for its participants and registered in the name of CDS or its nominee. The Series A Notes will be substantially in the form set out in Schedule “A” to this First Supplemental Indenture with changes as may be reasonably required by CDS and which are not prejudicial to the holders of the Series A Notes, and any other changes as may be approved or permitted by the Partnership, with such approval in each case to be conclusively deemed to have been given by an Authorized Officer of the Partnership GP, in its capacity as general partner of the Partnership, executing the same in accordance with Section 2.5 of the Trust Indenture.

2.9	Book-Based System

2.9.1	Registrations of ownership and transfers of the Series A Notes will be made only through the Book-Based System.

2.9.2

The rights of holders of any beneficial interest in the Series A Notes (“Beneficial Holders”) represented by a Global Note (including the right to receive a certificate or other instrument evidencing an ownership interest in such Series A Notes) will be exercised only through CDS or by proxy issued by CDS or its clearing agency participants and will be limited to those rights established by applicable law and agreements between CDS and its participants and between such participants and holders of such interests.

2.9.3	Except as provided in subsection 2.9.4,

2.9.3.1

neither the Partnership nor the Indenture Trustee will be under any obligation to deliver, nor will the holder of a beneficial interest in the Series A Notes represented by a Global Note have any right, to require the delivery of, a certificate evidencing a Series A Note to the holder of the beneficial interest in such Series A Note; and

2.9.3.2	no Beneficial Holder the Series A Notes represented by a Global Note shall be entitled to have such Series A Notes registered in their names;

provided, however, that nothing herein shall prevent Beneficial Holders from voting Series A Notes in which they hold a beneficial interest in accordance with the procedures of the depositary.

2.9.4

The Partnership will (i) deliver to the Indenture Trustee definitive Series A Notes in fully registered form to be issued to Beneficial Holders, (ii) allow transfers of Series A Notes other than within the Book-Based System and (iii) make payments or distributions required to be made under this First Supplemental Indenture to Beneficial Holders, in each case only if:

2.9.4.1	the Partnership is required to do so by applicable law;

2.9.4.2	the Book-Based System ceases to exist and the Partnership is unable to find alternative arrangements whereby the Series A Notes can be traded through a book-entry system;

2.9.4.3

CDS has notified the Partnership that it is no longer willing or eligible or is unable to discharge properly its responsibilities as depositary for the Series A Notes and the Partnership is unable to find a qualified successor;

2.9.4.4

the Partnership elects to terminate the record entry system through CDS due to circumstances where the Partnership has determined it is impracticable to effect any distribution of Series A Notes through the Book-Based System or through the facilities of CDS or alternative arrangements whereby the Series A Notes can be traded through a book-entry system; or

2.9.4.5

if after the occurrence of an Event of Default, Beneficial Holders holding beneficial interests aggregating over 50% of the outstanding principal amount of Series A Notes determine that the continuation of the Book-Based System is no longer in the interests of such Noteholders and notify, in writing, the Indenture Trustee and the Partnership to such effect.

2.9.5

If the Book-Based System ceases to exist or CDS has notified the Partnership that it is no longer willing or eligible or is unable to serve as depositary for the Series A Notes, the Partnership will exercise commercially reasonable efforts to find a qualified successor or alternative arrangements acceptable to the Trustee, acting reasonably, whereby the Series A Notes can be traded through a book-entry system.

2.9.6

While the Series A Notes are represented by a Global Note, the Partnership and the Indenture Trustee will deal with CDS for all purposes, including the making of payments on the Series A Notes, as the sole holder of the Series A Notes and the authorized representative of the Beneficial Holders of the Series A Notes. In particular, the Indenture Trustee will give only to CDS all notices or other communications required to be provided to holders of Series A Notes.

2.10	Currency of Payment

The principal of and interest and Premium, if any, on, and all other payments to be made hereunder or otherwise in respect of, the Series A Notes will be payable in Canadian dollars.

2.11	Additional Amounts

The Partnership will be entitled to deduct or withhold from all payments in respect of the Series A Notes such amounts as may be required in accordance with applicable law. The Partnership will not be required to pay an additional amount on the Series A Notes in respect of any tax, assessment or government charge withheld or deducted.

2.12	Indenture Trustee, etc.

The Indenture Trustee at its principal office in the City of Toronto will be the trustee, authenticating agent, transfer agent, registrar and paying agent for the Series A Notes.

ARTICLE 3

FINANCIAL COVENANTS AND RESTRICTIONS ON INDEBTEDNESS

3.1	Interest Coverage Ratio

The Partnership will maintain at all times a ratio of Consolidated EBITDA to Consolidated Interest Expense of not less than 1.50:1.00 calculated based on the applicable Reference Period.

3.2	Restriction on Additional Indebtedness

The Partnership will not incur or assume, or permit any Subsidiary of the Partnership to incur or assume, any Indebtedness, other than Permitted Indebtedness, unless the quotient (expressed as a percentage) obtained by dividing the Consolidated Indebtedness by the Aggregate Assets, calculated on a pro forma basis as described in Section 3.6 (the “Indebtedness Percentage”), would be less than or equal to 65%.

3.3	Equity Maintenance Covenant

The Partnership will ensure the maintenance of a Tangible Net Worth of not less than US$300,000,000, determined as at the most recent Balance Sheet Date.

3.4	Unencumbered Aggregate Adjusted Assets Covenant

3.4.1

The Partnership will maintain at all times a ratio of Unencumbered Aggregate Adjusted Assets (excluding Assets under development or redevelopment and undeveloped land and other non-income producing Assets) to Consolidated Unsecured Indebtedness (excluding Subordinated Indebtedness) calculated on a pro forma basis as described in Section 3.4.2 below (the “Coverage Ratio”) of not less than 1.30:1.00.

3.4.2

For the purpose of subsection 3.4.1, the Coverage Ratio will be calculated on a pro forma basis as at the Balance Sheet Date giving effect to the incurrence of the Indebtedness to be incurred and the application of proceeds therefrom and to any other event that has increased or decreased Consolidated Unsecured Indebtedness (other than Subordinated Indebtedness) or Unencumbered Aggregate Adjusted Assets (excluding Assets under development or redevelopment and undeveloped land and other non-income producing Assets) since the Balance Sheet Date to the date of calculation.

3.5	Calculations for Interest Coverage Covenant

For the purposes of Section 3.1, Consolidated EBITDA and Consolidated Interest Expense will be calculated on a pro forma basis giving effect to the incurrence of the Indebtedness to be incurred, Indebtedness incurred to the date of calculation and, in each case, to the application of the proceeds therefrom and the revenue derived from such application and, for this purpose, (i) all Indebtedness incurred since the first day of the Reference Period and the application of the proceeds therefrom, including Indebtedness incurred to refinance other Indebtedness, will be deemed to have occurred at the beginning of the Reference Period, (ii) the repayment or retirement of any other Indebtedness since the first day of the Reference Period will be deemed to have been repaid or retired at the beginning of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of such Indebtedness during the Reference Period), (iii) in the case of Acquired Indebtedness acquired since the first day of the Reference Period, the related acquisition will be deemed to have occurred as of the first day of the Reference Period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (iv) in the case of any acquisition or disposition by the Partnership or its Subsidiaries of any Asset or group of Assets since the first day of the Reference Period, whether by merger, share purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness will be deemed to have occurred as of the first day of the Reference Period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. For greater certainty, the Indenture Trustee shall have no obligation to monitor these calculations.

3.6	Calculation of Indebtedness Percentage

For the purpose of Section 3.2, the Indebtedness Percentage will be calculated on a pro forma basis as at the Balance Sheet Date giving effect to the incurrence of the Indebtedness to be incurred and the application of the proceeds therefrom and to any other event that has increased or decreased Consolidated Indebtedness or Aggregate Assets since the Balance Sheet Date to the date of calculation.

ARTICLE 4

SUBSIDIARY GUARANTEES

4.1	Subsidiary Guarantees

4.1.1

Subject to Section 4.1.6 and Section 4.1.7, each of the Subsidiary Guarantors hereby irrevocably and unconditionally guarantees on a senior, unsecured basis, jointly and severally, with each other and with the Parent (in the manner contemplated by Article 14 of the Trust Indenture), to each holder of Series A Notes authenticated and delivered by the Indenture Trustee and to the Indenture Trustee and its successors and assigns, irrespective of the validity and enforceability of the Trust Indenture, the Series A Notes or the obligations of the Partnership under this First Supplemental Indenture:

4.1.1.1

that the principal of, and interest and Premium, if any, on the Series A Notes, will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and that all other obligations of the Partnership to the Noteholders or the Indenture Trustee under the Trust Indenture or this First Supplemental Indenture, will be promptly paid in full or performed, all in accordance with the terms of the Trust Indenture, this First Supplemental Indenture and the Series A Notes; and

4.1.1.2

in case of any extension of time of payment or renewal of any Series A Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether on the Maturity Date, by acceleration, redemption or otherwise.

4.1.2

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Subsidiary Guarantors will be obligated to pay the same immediately. Each of the Subsidiary Guarantors agrees that this is a guarantee of payment and not a guarantee of collection.

4.1.3

Each of the Subsidiary Guarantors hereby agrees that its obligations under its Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Series A Notes, the Trust Indenture or this First Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Partnership, any right to require a proceeding first against the Partnership, protest, notice and all demands whatsoever and covenants that (subject to Section 4.1.6 below) its Guarantee will not be discharged except by complete performance of the obligations contained in the Series A Notes and this First Supplemental Indenture.

4.1.4

If any Noteholder or the Indenture Trustee is required by any court or otherwise to return to the Partnership or the Subsidiary Guarantors, or any custodian, trustee, receiver, receiver- manager, interim receiver, liquidator or other similar official acting in relation to the Subsidiary Guarantors or the Partnership, any amount paid either to the Indenture Trustee or such Noteholder, the Guarantees, to the extent theretofore discharged, will be reinstated in full force and effect.

4.1.5

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Noteholders and the Indenture Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Trust Indenture for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Trust Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Guarantees.

4.1.6

Notwithstanding anything contained in Sections 4.1.1 through 4.1.5, a Subsidiary Guarantor shall, without any further action required on the part of the Indenture Trustee or any Noteholder, (i) be automatically released from all of its obligations under its Guarantee, and (ii) no longer constitute a “Subsidiary Guarantor” for any purpose hereunder, upon the release or discharge of the guarantee of such Subsidiary Guarantor under both of the Credit Agreement and the Note Purchase Agreement. The Indenture Trustee shall promptly execute and deliver a release in writing in form and substance reasonably acceptable to the Partnership, together with all instruments and other documents reasonably requested by the Partnership to evidence the release and termination of any Guarantee of a Subsidiary Guarantor, upon receipt of a written request by the Partnership accompanied by a Certificate certifying that the release of such Guarantee was permitted by the first sentence of this Section 4.1.6.

4.1.7

Each Subsidiary Guarantor, and, by its acceptance of the Series A Notes, each Noteholder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer, conveyance or preference, financial assistance or a transfer at under value, in each case for purposes of any bankruptcy or insolvency law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial, state or foreign law to the extent applicable to the Guarantee of such Subsidiary Guarantor. To effectuate the foregoing intention, the Indenture Trustee, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to an amount not to exceed the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 4 or Article 14 of the Trust Indenture, as applicable, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent transfer, preference, financial assistance, transaction at undervalue or abuse of corporate assets under applicable laws, including laws relating to the liability of directors and managers. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

4.2	Future Guarantors

If at any time on or after the Closing Date, a Subsidiary of the Parent (other than the Partnership) that is not a Subsidiary Guarantor is or becomes liable (as a guarantor, borrower, co-borrower or otherwise) for or in respect of any indebtedness under either (or both) of the Credit Agreement or the Note Purchase Agreement, the Partnership shall take all necessary steps to ensure that such Subsidiary promptly (and in any event within 20 Business Days) executes and delivers a joinder to this First Supplemental Indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor thereunder and provide a Guarantee in accordance with Sections 4.1.1 through 4.1.6 hereof.

ARTICLE 5

MISCELLANEOUS

5.1	Indenture Trustee Accepts Trusts

The Indenture Trustee accepts the trusts declared in this First Supplemental Indenture and agrees to perform the same upon the terms and conditions set out in this First Supplemental Indenture and in accordance with the Trust Indenture.

5.2	Consent to Jurisdiction and Service of Process

Each of the Partnership and each Guarantor not organized in Canada (the “Non-Canadian Parties”) hereby appoints McMillan LLP, with offices on the date hereof located at Suite 181 Bay St. Suite 4400, Toronto, ON M5J 2T3, or any successor, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or with respect to the Indenture, the Series A Notes or the Guarantees or the transactions contemplated hereby or thereby or brought under Canadian securities laws (any such suit, action or proceeding, a “Action”). Each of the Non-Canadian Parties hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Non-Canadian Parties agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Non-Canadian Parties.

Any Action may be instituted in the courts of the Province of Ontario (collectively, the “Specified Courts”), and each of the Non-Canadian Parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any such Action. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the Authorized Agent’s address set forth in the preceding paragraph or the Partnership’s address set forth in Section 15.1 of the Trust Indenture shall, in each case, be effective service of process upon each of the Non-Canadian Parties for any suit, action or other proceeding brought in any Specified Court. The Non-Canadian Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. Nothing in this Section 5.2 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by law.

5.3	Judgment Currency

The Partnership and each Guarantor, jointly and severally, agree to indemnify the recipient of any payment by the Partnership or a Guarantor in respect of the Indenture, the Series A Notes or the Guarantees, as applicable, against any loss incurred by such recipient, and the recipient shall pay or refund promptly to the Partnership and each Guarantor any excess over the amount originally to be paid to such recipient, as applicable, as a result of any judgment or order being given or made against the Partnership or any Guarantor for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Canadian dollars and as a result of any variation as between (i) the rate of exchange at which the Canadian dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of Toronto at which such party on the date of payment of such judgment or order is able to purchase Canadian dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase Canadian dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Partnership and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

5.4	Counterparts

This First Supplemental Indenture may be executed in several counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument. This First Supplemental Indenture may be executed by way of electronic signature (including through an information system such as DocuSign) and any such execution of this First Supplemental Indenture shall be of the same legal effect, validity or enforceability as a manually executed signature.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this First Supplemental Indenture as of the date first written above.

SMARTSTOP OP, L.P., by its general partner SMARTSTOP SELF STORAGE REIT, INC.

Per:	/s/ H. Michael Schwartz
Name:H. Michael Schwartz
Title:Chief Executive Officer

SMARTSTOP SELF STORAGE REIT, INC.

By:	/s/ H. Michael Schwartz
Name:H. Michael Schwartz
Title:Chief Executive Officer

SUBSIDIARY GUARANTORS:

SMST 102 GLOVER ST, LLC

SMST 1130 SWEETEN CREEK RD, LLC

SMST 127 SWEETEN CREEK RD, LLC

SMST 1931 SPARTANBURG HWY, LLC

SMST 21 SARDIS RD, LLC

SMST 2119 E MAIN ST, LLC

SMST 250 NE 135TH ST, LLC

SMST 2594 SWEETEN CREEK RD, LLC

each a Delaware limited liability company

By:	SmartStop Self Storage REIT, Inc.,
a Maryland corporation, as Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

SMST 3150 BOYCHUK AVE, LLC

SMST 3909 SWEETEN CREEK RD, LLC

SMST 40 WILMINGTON ST, LLC

SMST 600 PATTON AVE, LLC

SMST 7411 S GARTRELL RD LLC

SMST 90 HIGHLAND CENTER BLVD, LLC

SSGT 1001 TOLLGATE RD, LLC

SSGT 1027 N WASHINGTON BLVD, LLC

SSGT 1111 W GLADSTONE ST, LLC

SSGT 12321 WESTERN AVE, LLC

SSGT 1302 MARQUETTE DR, LLC

SSGT 1500 E. BASELINE RD, LLC

SSGT 1600 BUSSE RD, LLC

SSGT 1671 NORTHPARK DR, LLC

SSGT 18804 PINES BLVD, LLC

SSGT 197 DEAVERVIEW RD, LLC

SSGT 2280 N CUSTER RD, LLC

SSGT 2380 FENTON ST, LLC

SSGT 2841 E. RIGGS RD, LLC

SSGT 3175 SWEETEN CREEK RD, LLC

SSGT 3850 AIRPORT RD, LLC

SSGT 4349 S JONES BLVD, LLC

SSGT 4866 E RUSSELL RD, LLC

SSGT 500 LAREDO ST, LLC

SSGT 6888 N HUALAPAI WAY, LLC

SSGT 701 WANDO PARK BLVD, LLC

SSGT 7211 ARLINGTON AVE, LLC

SSGT 75 HIGHLAND CENTER BLVD, LLC

SSGT 7760 LORRAINE AVE, LLC

SSGT 8239 BROADWAY ST, LLC

SSGT 9811 PROGRESS BLVD, LLC

SSGT II 10830 WEST RD, LLC

SSGT II 1235 NE 12TH AVE, LLC

each a Delaware limited liability company

By:	SmartStop Self Storage REIT, Inc.,
a Maryland corporation, as Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

[Signature Page to First Supplemental Indenture]

SSGT II 16618 BOTHELL EVERETT HWY, LLC

SSGT II 16900 STATE RD 54, LLC

SSGT II 1740 W HAPPY VALLEY RD LLC

SSGT II 289 34TH ST N, LLC

SSGT II 2900 93RD AVE SW, LLC

SSGT II 3420 W CAPITOL DR LLC

SSGT II 5216 WALNUT GROVE AVE, LLC

SSGT II 9950 MILLS STATION RD, LLC

SSGT II DURANGO RUSSELL LLC

SST II 10451 NW 33RD ST, LLC

SST II 10719 SOUTHERN BLVD, LLC

SST II 120 CENTREWEST CT, LLC

SST II 124 ST JOHNS COMMONS RD, LLC

SST II 12750 W ALAMEDA PKWY LLC

SST II 1325 BENDEN WAY, LLC

SST II 1341 S STATE RD 7, LLC

SST II 1401 ENTERPRISE ST, LLC

SST II 150 AIRPORT BLVD, LLC

SST II 1597 MARKET ST, LLC

SST II 1840 VICTORIA ST, LLC

SST II 1880 WILLIAMSBURG PIKE, LLC

SST II 189 W LINTON BLVD, LLC

SST II 1900 BELLBROOK AVE, LLC

SST II 1910 E ALGONQUIN RD LLC

SST II 21 KINGS CHAPEL DR, LLC

SST II 2320 NE 5TH AVE, LLC

SST II 2581 JUPITER PARK DR, LLC

SST II 3970 PELL CIR, LLC

SST II 4950 WESTERN AVE, LLC

SST II 5012 NEW BERN AVE, LLC

SST II 5200 COLISEUM WAY, LLC

SST II 525 SW SOUTH MACEDO BLVD, LLC

SST II 660 GARDEN HWY, LLC

each a Delaware limited liability company

By:	SmartStop Self Storage REIT, Inc.,
a Maryland corporation, as Manager

By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

[Signature Page to First Supplemental Indenture]

SST II 6637 VAN BUREN BLVD, LLC

SST II 6950 S GARTRELL RD, LLC

SST II 700 RUSSELL RD, LLC

SST II 7755 PRESERVE LN, LLC

SST II 8135 LAKE WORTH RD, LLC

SST II ROSSVILLE BLVD, LLC

SST IV 1071 MARSHALL FARMS RD, LLC

SST IV 13788 W GREENWAY RD, LLC

SST IV 20535 W LAKE HOUSTON PKWY, LLC

SST IV 2307 HYDRAULIC RD, LLC

SST IV 23250 WESTHEIMER PKWY, LLC

SST IV 23316 REDMOND FALL CITY RD NE, LLC

SST IV 27236 US HWY 290, LLC

SST IV 275 GOODLETTE FRANK RD, LLC

SST IV 3101 TEXAS AVE S, LLC

SST IV 3750 FM 1488, LLC

SST IV 3811 TAMIAMI TRL, LLC

SST IV 7307 UNIVERSITY CITY BLVD, LLC

SST IV 7474 GOSLING RD LLC

SST IV 8415 QUEENSTON BLVD, LLC

SST IV 852 METCALF ST, LLC

SST IV 856 882 FRELINGHUYSEN AVE, LLC

SST IV 9800 ARDREY KELL RD, LLC

each a Delaware limited liability company

By:	SmartStop Self Storage REIT, Inc.,
a Maryland corporation, as Manager

By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

[Signature Page to First Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Neil Scott
Name: Neil Scott
Title: Corporate Trust Officer

Per:	/s/ Yana Nedyalkova
Name: Yana Nedyalkova
Title: Corporate Trust Officer

[Signature Page to First Supplemental Indenture]

SCHEDULE A

SPECIMEN GLOBAL CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE PARTNERSHIP BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE ‘‘U.S. SECURITIES ACT’’) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT: (A)(1) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to SmartStop OP, L.P. or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

No. A-•	CUSIP: U8302FAA9 ISIN: CAU8302FAA96

SMARTSTOP OP, L.P.

(A limited partnership existing under the laws of Delaware)

3.907% SERIES A NOTE DUE JUNE 16, 2028

SMARTSTOP OP, L.P. (herein called the “Partnership”, which term includes any successor entity under the Indenture hereinafter referred to) for value received hereby acknowledges itself indebted and, subject to the provisions of a trust indenture (the “Trust Indenture”) dated as of June 16, 2025 among the Partnership, SmartStop Self Storage REIT, Inc. and Computershare Trust Company of Canada (the “Indenture Trustee”), as supplemented by a First Supplemental Indenture dated June 16, 2025 among the Partnership, SmartStop Self Storage REIT, Inc., the Subsidiary Guarantors party thereto from time to time and the Indenture Trustee (the “Supplemental Indenture” and, together with the Trust Indenture, the “Indenture”), promises to pay to CDS & Co. or registered assigns on June 16, 2028 (or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture) the principal sum of $• (• dollars) in lawful money of Canada on presentation and surrender of this Note at the head office of the Indenture Trustee in Toronto, Ontario, and to pay interest on the principal amount hereof (less any tax required by law to be deducted) from and including •, or from the last interest payment date to which interest shall have been paid or made available for payment on the outstanding Notes, whichever is later, at the rate of 3.907% per annum, in arrears in equal semi-annual installments on June 16 and December 16 of each year, commencing on December 16, 2025. The first interest payment is payable on December 16, 2025 and will be equal to $• in aggregate or $19.535 for each $1,000 principal amount of this Note. If the Partnership at any time defaults in the payment of any principal or interest, the Partnership will pay interest on the amount in default at the same rate and half-yearly on the same dates.

This Note is one of the 3.907% Series A Notes due June 16, 2028 (the “Notes”) of the Partnership issued or issuable under the provisions of the Indenture. Reference is expressly made to the Indenture for a description of the terms and conditions upon which the Notes are or are to be issued and held and the rights and remedies of the holders of the Notes and of the Partnership and of the Indenture Trustee, all to the same effect as if the provisions of the Indenture were set out in this Note, and all of which provisions the holder of this Note by acceptance hereof assents.

The Notes are initially issuable only as fully registered Notes in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

This Note may be redeemed at the option of the Partnership on the terms and conditions set out in the Indenture at the Redemption Price set out in the Indenture. If a Change of Control Triggering Event (as such term is defined in the Indenture) occurs with respect to the Notes, the Partnership will be required to make an offer to repurchase the Notes at the purchase price and on the other terms and conditions set out in the Indenture,

The indebtedness evidenced by this Note and by all other Notes now or hereafter certified and delivered under the Indenture is a direct unsecured and unsubordinated obligation of the Partnership.

The Partnership and each subsidiary of the Partnership that is a Subsidiary Guarantor under the Supplemental Indenture (collectively, the “Guarantors”) have, jointly and severally, on a senior unsecured basis, guaranteed, on the terms and conditions set in the Indenture, the prompt payment of the principal of, and interest and Premium, if any, on the Notes when due, and all other obligations of the Partnership to the Holders of the Notes.

The right is reserved to the Partnership to purchase Notes for cancellation in accordance with the provisions of the Indenture.

The principal of this Note may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Notes outstanding under the Indenture resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

This Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Indenture Trustee in Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Partnership with the approval of the Indenture Trustee may designate, by the registered holder of this Note or its executors or administrators or other legal representatives, or its or their attorney duly appointed by an instrument in form and substance satisfactory to the Indenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Indenture Trustee and/or other registrar may prescribe.

This Note will not become obligatory for any purpose until it has been certified by the Indenture Trustee under the Indenture.

IN WITNESS WHEREOF, SMARTSTOP SELF STORAGE REIT, INC., in its capacity as general partner of SMARTSTOP OP, L.P., has caused this Series A Note to be signed by a duly appointed Authorized Officer as of ●, ●.

SMARTSTOP OP, L.P., by its general partner SMARTSTOP SELF STORAGE REIT, INC.

Per:
Authorized Signing Officer

(FORM OF INDENTURE TRUSTEE’S CERTIFICATE)

This is one of the 3.907% Series A Notes due June 16, 2028 referred to in the Indenture within mentioned.

Date of Certification: ●, ●	COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Authorized Signing Officer

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Indenture Trustee or other Registrar)

Date of Registration	In Whose Name Registered	Signature of Indenture Trustee or Registrar

(PANEL)

SMARTSTOP OP, L.P.

CUSIP/ISIN: U8302FAA9 / CAU8302FAA96

Schedule to Global Certificate

Initial Issuance: CDN$•

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

Per:
Dated		Authorized Signing Officer

Surrender/Increase of 3.907% Series A Notes Due June 16, 2028

The following records the increases/decreases in the principal amount of the 3.907% Series A Notes represented by this Global Certificate, including as a result of a redemption/purchase for cancellation of the 3.907% Series A Notes:

Date	Principal Amount of Increase	Principal Amount of Decrease	Principal Amount of 3.907% Series A Notes outstanding after the Increase/Redemption/ Purchase for Cancellation	Registrar and Transfer Agent’s Notation

SCHEDULE B

SUBSIDIARY GUARANTORS

Subsidiary Guarantor(s)	Jurisdiction of Formation
SMST 102 Glover ST, LLC	Delaware
SMST 1130 Sweeten Creek RD, LLC	Delaware
SMST 127 Sweeten Creek RD, LLC	Delaware
SMST 1931 Spartanburg HWY, LLC	Delaware
SMST 21 Sardis RD, LLC	Delaware
SMST 2119 E Main St, LLC	Delaware
SMST 250 NE 135th St, LLC	Delaware
SMST 2594 Sweeten Creek RD, LLC	Delaware
SMST 3150 Boychuk Ave, LLC	Delaware
SMST 3909 Sweeten Creek RD, LLC	Delaware
SMST 40 Wilmington ST, LLC	Delaware
SMST 600 Patton Ave, LLC	Delaware
SMST 7411 S Gartrell Rd LLC	Delaware
SMST 90 Highland Center BLVD, LLC	Delaware
SSGT 1001 Tollgate Rd, LLC	Delaware
SSGT 1027 N Washington Blvd, LLC	Delaware
SSGT 1111 W Gladstone St, LLC	Delaware
SSGT 12321 Western Ave, LLC	Delaware
SSGT 1302 Marquette Dr, LLC	Delaware
SSGT 1500 E. Baseline Rd, LLC	Delaware
SSGT 1600 Busse Rd, LLC	Delaware
SSGT 1671 Northpark Dr, LLC	Delaware
SSGT 18804 Pines Blvd, LLC	Delaware
SSGT 197 Deaverview Rd, LLC	Delaware
SSGT 2280 N Custer Rd, LLC	Delaware
SSGT 2380 Fenton St, LLC	Delaware
SSGT 2841 E. Riggs Rd, LLC	Delaware
SSGT 3175 Sweeten Creek Rd, LLC	Delaware
SSGT 3850 Airport Rd, LLC	Delaware
SSGT 4349 S Jones Blvd, LLC	Delaware
SSGT 4866 E Russell Rd, LLC	Delaware
SSGT 500 Laredo St, LLC	Delaware
SSGT 6888 N Hualapai Way, LLC	Delaware
SSGT 701 Wando Park Blvd, LLC	Delaware
SSGT 7211 Arlington Ave, LLC	Delaware
SSGT 75 Highland Center Blvd, LLC	Delaware
SSGT 7760 Lorraine Ave, LLC	Delaware
SSGT 8239 Broadway St, LLC	Delaware
SSGT 9811 Progress Blvd, LLC	Delaware
SSGT II 10830 West Rd, LLC	Delaware
SSGT II 1235 NE 12th Ave, LLC	Delaware
SSGT II 16618 Bothell Everett Hwy, LLC	Delaware

Subsidiary Guarantor(s)	Jurisdiction of Formation
SSGT II 16900 State Rd 54, LLC	Delaware
SSGT II 1740 W Happy Valley Rd LLC	Delaware
SSGT II 289 34th St N, LLC	Delaware
SSGT II 2900 93rd Ave SW, LLC	Delaware
SSGT II 3420 W Capitol Dr LLC	Delaware
SSGT II 5216 Walnut Grove Ave, LLC	Delaware
SSGT II 9950 Mills Station Rd, LLC	Delaware
SSGT II Durango Russell LLC	Delaware
SST II 10451 NW 33rd St, LLC	Delaware
SST II 10719 Southern Blvd, LLC	Delaware
SST II 120 Centrewest Ct, LLC	Delaware
SST II 124 St Johns Commons Rd, LLC	Delaware
SST II 12750 W Alameda Pkwy LLC	Delaware
SST II 1325 Benden Way, LLC	Delaware
SST II 1341 S State Rd 7, LLC	Delaware
SST II 1401 Enterprise St, LLC	Delaware
SST II 150 Airport Blvd, LLC	Delaware
SST II 1597 Market St, LLC	Delaware
SST II 1840 Victoria St, LLC	Delaware
SST II 1880 Williamsburg Pike, LLC	Delaware
SST II 189 W Linton Blvd, LLC	Delaware
SST II 1900 Bellbrook Ave, LLC	Delaware
SST II 1910 E Algonquin Rd LLC	Delaware
SST II 21 Kings Chapel Dr, LLC	Delaware
SST II 2320 NE 5th Ave, LLC	Delaware
SST II 2581 Jupiter Park Dr, LLC	Delaware
SST II 3970 Pell Cir, LLC	Delaware
SST II 4950 Western Ave, LLC	Delaware
SST II 5012 New Bern Ave, LLC	Delaware
SST II 5200 Coliseum Way, LLC	Delaware
SST II 525 SW South Macedo Blvd, LLC	Delaware
SST II 660 Garden Hwy, LLC	Delaware
SST II 6637 Van Buren Blvd, LLC	Delaware
SST II 6950 S Gartrell Rd, LLC	Delaware
SST II 700 Russell Rd, LLC	Delaware
SST II 7755 Preserve Ln, LLC	Delaware
SST II 8135 Lake Worth Rd, LLC	Delaware
SST II Rossville Blvd, LLC	Delaware
SST IV 1071 Marshall Farms Rd, LLC	Delaware
SST IV 13788 W Greenway Rd, LLC	Delaware
SST IV 20535 W Lake Houston Pkwy, LLC	Delaware
SST IV 2307 Hydraulic Rd, LLC	Delaware
SST IV 23250 Westheimer Pkwy, LLC	Delaware
SST IV 23316 Redmond Fall City Rd NE, LLC	Delaware
SST IV 27236 US Hwy 290, LLC	Delaware

Subsidiary Guarantor(s)	Jurisdiction of Formation
SST IV 275 Goodlette-Frank Rd, LLC	Delaware
SST IV 3101 Texas Ave S, LLC	Delaware
SST IV 3750 FM 1488, LLC	Delaware
SST IV 3811 Tamiami Trl, LLC	Delaware
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SST IV 7474 Gosling Rd LLC	Delaware
SST IV 8415 Queenston Blvd, LLC	Delaware
SST IV 852 Metcalf St, LLC	Delaware
SST IV 856-882 Frelinghuysen Ave, LLC	Delaware
SST IV 9800 Ardrey Kell Rd, LLC	Delaware